Exhibit 99.1
3M Reports Fourth-Quarter and Full-Year 2022 Results
ST. PAUL, Minn. – January 24, 2023 − 3M (NYSE: MMM) today reported fourth-quarter and full-year 2022 results and provided its 2023 financial outlook.
“3M continues to focus on delivering for customers and shareholders in a challenging economic environment,” said 3M chairman and CEO Mike Roman. “We posted organic growth of 0.4 percent -- versus our expectation of 1 to 3 percent -- adjusted margins of 19.1 percent, and adjusted earnings of $2.28 per share. The slower-than-expected growth was due to rapid declines in consumer-facing markets – a dynamic that accelerated in December – along with significant slowing in China due to COVID-related disruptions. As demand weakened, we adjusted manufacturing output and controlled costs, which enabled us to improve inventory levels.
“In a year impacted by inflation, global conflicts, and economic softening, our team took actions to position 3M for future success,” said Roman. “We managed our portfolio – including the divestiture of our Food Safety business, planned spin-off of our Health Care business, and commitment to exit PFAS manufacturing by the end of 2025 – while continuing to work towards a mediated resolution for Combat Arms litigation. We invested in growth and productivity, while following through on sustainability commitments.
“We expect macroeconomic challenges to persist in 2023,” Roman continued. “Our focus is executing the actions we initiated in 2022, and delivering the best performance for customers and shareholders. Based on what we see in our end markets, we will reduce approximately 2,500 global manufacturing roles – a necessary decision to align with adjusted production volumes.”
Fourth-Quarter Highlights:
•Company reports GAAP earnings per share of $0.98, which included a $1.15 per share pre-tax charge relating to PFAS manufacturing exit costs adjusted for in special items.
•Adjusted earnings per share of $2.28, excluding the impact of special items.

	Q4 2022	Q4 2021
GAAP EPS	$0.98	$2.31
Special Items	1.30	0.14
Adjusted EPS	$2.28	$2.45

Memo:
GAAP operating income margin	7.8%	18.8%
Adjusted operating income margin	19.1%	20.0%
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
•Sales of $8.1 billion, down 6 percent year-on-year, which included impacts of negative 2 percent from divestitures and negative 5 percent from foreign currency translation due to strength of U.S. dollar.
•Organic sales growth of 0.4 percent year-on-year which included a 2.6 percentage point headwind from the decline in disposable respirator demand, along with the exit of Russia.
•Operating cash flow was $1.9 billion, down 4 percent year-on-year, while adjusted free cash flow was $1.7 billion, up 3 percent year-on-year.
•3M returned $1.4 billion to shareholders via dividends and gross share repurchases.

Full-Year Highlights:

	Full Year 2022	Full Year 2021
GAAP EPS	$10.18	$10.12
Special Items	(0.08)	0.61
Adjusted EPS	$10.10	$10.73

Memo:
GAAP operating income margin	19.1%	20.8%
Adjusted operating income margin	20.8%	22.2%
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
•Sales of $34.2 billion, down 3 percent year-on-year, which included impacts of negative 1 percent from divestitures and negative 4 percent from foreign currency translation due to strength of U.S. dollar.
•Organic sales growth of 1.2 percent year-on-year which included a 2.0 percentage point headwind from the decline in disposable respirator demand, along with the exit of Russia.
•GAAP earnings per share of $10.18, up 1 percent, while adjusted earnings per share was $10.10, down 6 percent. Earnings reflect year-on-year changes in special items, headwinds from manufacturing productivity, increased raw materials/logistics costs, investments, and negative foreign exchange impacts. Benefits to earnings included selling price actions, strong spending discipline, and lower shares outstanding.
•Operating cash flow was $5.6 billion, down 25 percent year-on-year, while adjusted free cash flow was $4.7 billion, down 25 percent year-on-year. The declines were primarily due to lower net income and the cash impact from capitalization of R&D for U.S. tax purposes.
•3M returned $4.8 billion to shareholders via dividends and gross share repurchases.
•Received approximately $1 billion in consideration and reduced outstanding shares by 16 million via exchange offer due to Food Safety divestiture.

2022 Results Based on New 2023 Outlook Basis

In December 2022, 3M announced it will exit per- and polyfluoroalkyl substance (PFAS) manufacturing by the end of 2025. Beginning in 2023, 3M expects to adjust for the results of these manufactured PFAS products in arriving at non-GAAP results. This expands the current adjustment for special items in 3M’s non-GAAP results to include the sales and estimates of income, exit costs, and associated activity of PFAS manufacturing.

Comparable 2022 GAAP sales, earnings, and cash flow amounts are provided in the highlights section above. For additional clarity, the impact of further adjusting for 2022 PFAS manufacturing sales of $1.4 billion, estimated income of $0.22 per share and related activity on certain non-GAAP amounts on the existing versus new 2023 outlook basis is presented below:

	Full Year 2022 — Certain non-GAAP Amounts
(Dollars in millions, except per share amounts)	Existing Basis	New Outlook Basis
Adjusted total sales growth	(3.2)%	(3.6)%
Adjusted organic sales growth	1.2%	0.8%
Adjusted earnings per share	$10.10	$9.88
Adjusted operating cash flow	$6,440	$6,404
Adjusted free cash flow conversion	82%	86%

See the "Supplemental Financial Information Non-GAAP Measures — New Outlook Basis" section for further information regarding this change.

Full-Year 2023 Outlook
3M's full-year expectations for 2023 include the following:
•-6 to -2 percent adjusted total sales growth^ reflecting the following:
◦-3 percent to flat adjusted organic sales growth^, includes -2 percentage point impact from disposable respirator decline and exit of Russia
◦-2 to -1 percent adjusted foreign currency translation impact^
◦-1 percent adjusted divestiture impact^
•Adjusted earnings per share^ of $8.50 to $9.00, versus 2022 of $9.88 on a comparable basis
◦2023 adjusted earnings per share include -$0.55 to -$0.80 of combined year-on-year headwinds from the decline in disposable respirator demand, exit of Russia, foreign currency translation, and divestitures
•Adjusted operating cash flow^ of $5.8 to $6.3 billion contributing to 90% to 100% adjusted free cash flow conversion^
These expectations reflect changes in certain of 3M’s non-GAAP measures beginning in 2023 as discussed in the preceding section.
3M expects to record a pre-tax restructuring charge of $75 to $100 million in the first quarter of 2023. This pre-tax charge and associated savings is included in the company’s full-year 2023 outlook.

^ As further discussed at * within the "Supplemental Financial Information Non-GAAP Measures — New Outlook Basis" section, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EST (8 a.m. CST) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 22024173). The telephone replay will be available until 11:30 a.m. EST (10:30 a.m. CST) on January 31, 2023.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, as updated by the Company's Current Report on Form 8-K dated April 26, 2022, and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages or supply chain interruptions; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than planned; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company’s ability to retain talent; potential impacts on the Company’s relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; (16) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates (the “Aearo Entities”), including legal risks related to the chapter 11 proceedings; potential impacts to the Company’s reputation and its relationships with customers, suppliers, employees, regulators and other counterparties and community members; potential impacts to the Company’s liquidity or results of operations, including risks related to the amount that will be necessary to fully and finally resolve all of the Company’s obligations to make payments to resolve such claims under the terms of its funding and indemnification agreement with the Aearo Entities; and the Aearo Entities’ ability to navigate the chapter 11 proceedings to obtain approval and consummation of a plan of reorganization; and (17) matters relating to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio (the “exit”), including the actual timing, costs and financial impact of such exit; the Company’s ability to complete such exit, on the anticipated timing or at all; potential governmental or regulatory actions relating to PFAS manufacturing and production, or the Company’s exit plans; the Company’s ability to identify and manufacture acceptable substitutes for the discontinued products, and the possibility that such substitutes will not achieve the anticipated or desired commercial or operational results; potential litigation relating to the Company’s exit plans; and the possibility that the planned exit will involve greater costs than anticipated, or otherwise have negative impacts on the Company’s relationships with its customers and other counterparties. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net sales	$8,079	$8,612	$34,229	$35,355

Operating expenses
Cost of sales	4,585	4,698	19,232	18,795
Selling, general and administrative expenses	2,146	1,824	9,049	7,197
Research, development and related expenses	445	474	1,862	1,994
(Gain) loss on business divestitures	—	—	(2,724)	—
Goodwill impairment expense	271	—	271	—
Total operating expenses	7,447	6,996	27,690	27,986
Operating income	632	1,616	6,539	7,369

Other expense (income), net	35	52	147	165

Income before income taxes	597	1,564	6,392	7,204
Provision for income taxes	62	227	612	1,285
Income of consolidated group	535	1,337	5,780	5,919

Income (loss) from unconsolidated subsidiaries, net of taxes	8	3	11	10
Net income including noncontrolling interest	543	1,340	5,791	5,929

Less: Net income (loss) attributable to noncontrolling interest	2	1	14	8

Net income attributable to 3M	$541	$1,339	$5,777	$5,921

Weighted average 3M common shares outstanding – basic	551.9	574.9	566.0	579.0
Earnings per share attributable to 3M common shareholders – basic	$0.98	$2.33	$10.21	$10.23

Weighted average 3M common shares outstanding – diluted	552.9	579.9	567.6	585.3
Earnings per share attributable to 3M common shareholders – diluted	$0.98	$2.31	$10.18	$10.12

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$3,655	$4,564
Marketable securities – current	238	201
Accounts receivable – net	4,532	4,660
Inventories	5,372	4,985
Prepaids	435	654
Other current assets	456	339
Total current assets	14,688	15,403
Property, plant and equipment – net	9,178	9,429
Operating lease right of use assets	829	858
Goodwill and intangible assets – net	17,489	18,774
Other assets	4,271	2,608
Total assets	$46,455	$47,072
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,938	$1,307
Accounts payable	3,183	2,994
Accrued payroll	692	1,020
Accrued income taxes	259	260
Operating lease liabilities – current	261	263
Other current liabilities	3,190	3,191
Total current liabilities	9,523	9,035
Long-term debt	14,001	16,056
Other liabilities	8,161	6,864
Total liabilities	31,685	31,955
Total equity	14,770	15,117
Shares outstanding
December 31, 2022: 549,245,105
December 31, 2021: 571,845,478
Total liabilities and equity	$46,455	$47,072

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Year ended December 31,
	2022	2021
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$5,591	$7,454

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,749)	(1,603)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	11	204
Proceeds from sale of businesses, net of cash sold	13	—
Cash payment from Food Safety business split-off, net of divested cash	478	—
Other investing activities	201	82

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,046)	(1,317)

Cash flows from financing activities:
Change in debt	(838)	(1,145)
Purchases of treasury stock	(1,464)	(2,199)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	381	639
Dividends paid to shareholders	(3,369)	(3,420)
Other financing activities	(60)	(20)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(5,350)	(6,145)

Effect of exchange rate changes on cash and cash equivalents	(104)	(62)

Net increase (decrease) in cash and cash equivalents	(909)	(70)
Cash and cash equivalents at beginning of year	4,564	4,634
Cash and cash equivalents at end of period	$3,655	$4,564

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Operating Income (Loss)									Net Income Attributable to 3M		Earnings per diluted share percent change
(Dollars in millions, except per share amounts)	Safety and Industrial	Safety and Industrial Margin	Transportation and Electronics	Transportation and Electronics Margin	Total Company	Total Company Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate		Earnings per Diluted Share
Three months ended December 31, 2021 GAAP	$490	17.2%	$376	17.2%	$1,616	18.8%	$1,564	$227	14.5%	$1,339	$2.31
Adjustments for special items:
Net costs for significant litigation	72		—		104		104	24		80	0.14
Three months ended December 31, 2021 adjusted amounts (non-GAAP measures) (a)	$562	19.7%	$376	17.2%	$1,720	20.0%	$1,668	$251	15.1%	$1,419	$2.45
Three months ended December 31, 2022 GAAP	$618	22.6%	$(434)	(21.1)%	$632	7.8%	$597	$62	10.5%	$541	$0.98	(58)%
Adjustments for special items:
Net costs for significant litigation	(7)		—		58		58	20		38	0.07
Divestiture costs	—		—		54		54	11		43	0.08
PFAS manufacturing exit costs	—		800		800		800	162		638	1.15
Total special items	(7)		800		912		912	193		719	1.30
Three months ended December 31, 2022 adjusted amounts (non-GAAP measures) (a)	$611	22.4%	$366	17.8%	$1,544	19.1%	$1,509	$255	16.9%	$1,260	$2.28	(7)%

Year ended December 31, 2021 GAAP	2,466	20.6%	$1,880	20.3%	$7,369	20.8%	$7,204	$1,285	17.8%	$5,921	$10.12
Adjustments for special items:
Net costs for significant litigation	249		—		463		463	104		359	0.61
Year ended December 31, 2021 adjusted amounts (non-GAAP measures) (a)	$2,715	22.7%	$1,880	20.3%	$7,832	22.2%	$7,667	$1,389	18.1%	$6,280	$10.73
Year ended December 31, 2022 GAAP	1,199	10.3%	$1,012	11.4%	$6,539	19.1%	$6,392	$612	9.6%	$5,777	$10.18	1%
Adjustments for special items:
Net costs for significant litigation	1,414		—		2,291		2,291	476		1,815	3.20
Divestiture costs	—		—		60		60	13		47	0.08
Gain on business divestitures	—		—		(2,724)		(2,724)	(39)		(2,685)	(4.73)
Divestiture-related restructuring actions	—		—		41		41	9		32	0.05
Russia exit charges	—		—		109		109	(2)		111	0.20
PFAS manufacturing exit costs	—		800		800		800	162		638	1.12
Total special items	1,414		800		577		577	619		(42)	(0.08)
Year ended December 31, 2022 adjusted amounts (non-GAAP measures) (a)	$2,613	22.5%	$1,812	20.4%	$7,116	20.8%	$6,969	$1,231	17.7%	$5,735	$10.10	(6)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
(a)In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides non-GAAP measures that adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Operating income (loss), segment operating income (loss), income before taxes, net income, earnings per share, and the effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. While the Company includes certain items in its measure of segment operating performance, it also considers these non-GAAP measures in evaluating and managing its operations. The Company believes that discussion of results adjusted for special items is useful to investors in understanding underlying business performance, while also providing additional transparency to the special items. Special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and PFAS manufacturing exit costs in the “Description of Special Items” section. The determination of these items may not be comparable to similarly titled measures used by other companies.
In the first quarter of 2022, the Company changed the extent of matters and charges/benefits it includes within special items with respect to net costs for significant litigation. Previously, 3M included net costs, when significant, associated with changes in accrued liabilities related to respirator mask/asbestos litigation and PFAS-related other environmental matters, along with the associated tax impacts. The non-GAAP measure changes involved including net costs for litigation related to 3M's Combat Arms Earplugs, expanding net costs to include external legal fees and insurance recoveries associated with the applicable matters in addition to changes in accrued liabilities, and to include all such net costs for the applicable matters, not just when considered significant. The information provided herein reflects the impacts of these changes for all periods presented.

	Three months ended December 31,		Year ended December 31,
Major GAAP Cash Flow Categories (dollars in millions)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,922	$2,005	$5,591	$7,454
Net cash provided by (used in) investing activities	(388)	115	(1,046)	(1,317)
Net cash provided by (used in) financing activities	(1,315)	(2,412)	(5,350)	(6,145)

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,922	$2,005	$5,591	$7,454
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	178	158	716	362
Divestiture costs after-tax payment impacts	6	—	8	—
Divestiture gains - closing cost after tax payment impacts	27	—	27	—
Divestiture-related restructuring after-tax payment impacts	24	1	28	6
Russia exit charges after-tax payment impacts	—	—	2	—
TCJA transition tax payment	—	—	68	77
Total adjustments for special items	235	159	849	445
Adjusted net cash provided by (used in) operating activities (b)	2,157	2,164	6,440	7,899
Purchases of property, plant and equipment	(506)	(556)	(1,749)	(1,603)
Adjusted free cash flow (b)	$1,651	$1,608	$4,691	$6,296

Net income attributable to 3M	$541	$1,339	$5,777	$5,921
Adjustments for special items:
Net costs for significant litigation	38	80	1,815	359
Divestiture costs	43	—	47	—
(Gain) loss on business divestitures	—	—	(2,685)	—
Divestiture-related restructuring actions	—	—	32	—
Russia exit charges	—	—	111	—
PFAS manufacturing exit costs	638	—	638	—
Total special items	719	80	(42)	359
Adjusted net income attributable to 3M (a)	$1,260	$1,419	$5,735	$6,280
Adjusted free cash flow conversion (b)	131%	113%	82%	100%

(b)Adjusted net cash provided by (used in) operating activities, adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. The Company defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted net cash provided by (used in) operating activities, adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the Company and its ability to generate cash.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Adjusted EBITDA (non-GAAP measure) (c)				Adjusted EBITDA Margin (non-GAAP measure) (c)
	Three months ended December 31,		Year ended December 31,		Three months ended December 31,		Year ended December 31,
(Dollars in millions)	2022	2021	2022	2021	2022	2021	2022	2021
Safety and Industrial	$752	$715	$3,179	$3,308	27.5%	25.1%	27.4%	27.6%
Transportation and Electronics	474	487	2,222	2,299	23.0%	22.3%	25.0%	24.8%
Health Care	583	674	2,438	2,673	28.5%	30.7%	29.0%	31.1%
Consumer	261	334	1,142	1,309	20.9%	24.0%	21.5%	23.7%
Corporate and Unallocated	(66)	17	(34)	158
Total Company	$2,004	$2,227	$8,947	$9,747	24.8%	25.9%	26.1%	27.6%

	Three months ended December 31,		Year ended December 31,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2022	2021	2022	2021
Net sales	$8,079	$8,612	$34,229	$35,355

Net income attributable to 3M	541	1,339	5,777	5,921
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	2	1	14	8
(Income)/loss from unconsolidated subsidiaries, net of taxes	(8)	(3)	(11)	(10)
Provision for income taxes	62	227	612	1,285
Other expense/(income):
Interest (Income)/expense	84	110	395	462
Pension & OPEB non-service cost (benefit)	(49)	(58)	(248)	(297)
Depreciation and amortization expense	460	507	1,831	1,915
Adjustments for special items:
Net costs for significant litigation	58	104	2,291	463
Divestiture costs	54	—	60	—
(Gain) loss on business divestitures	—	—	(2,724)	—
Divestiture-related restructuring actions	—	—	41	—
Russia exit charges	—	—	109	—
PFAS manufacturing exit costs	800	—	800	—
Total special items	912	104	577	463
Adjusted EBITDA (c)	$2,004	$2,227	$8,947	$9,747
Adjusted EBITDA margin (c)	24.8%	25.9%	26.1%	27.6%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended December 31, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$2,735	$2,055	$2,042	$1,246	$1	$8,079
Business segment operating income (loss) (measure of segment operating performance)	$618	$(434)	$421	$224	$(197)	$632
Add/(subtract):
Depreciation and amortization	141	108	162	37	12	460
Adjustments for special items:
Net costs for significant litigation	(7)	—	—	—	65	58
Divestiture costs	—	—	—	—	54	54
(Gain) loss on business divestitures	—	—	—	—	—	—
PFAS manufacturing exit costs	—	800	—	—	—	800
Total special items	$(7)	800	—	—	$119	912
Adjusted EBITDA (non-GAAP measure) (c)	$752	$474	$583	$261	$(66)	$2,004
Adjusted EBITDA margin (non-GAAP measure) (c)	27.5%	23.0%	28.5%	20.9%		24.8%

Adjusted EBITDA (non-GAAP measure) Three months ended December 31, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$2,848	$2,184	$2,190	$1,390	$—	$8,612
Business segment operating income (measure of segment operating performance)	$490	$376	$515	$295	$(60)	$1,616
Add/(subtract):
Depreciation and amortization	153	111	159	39	45	507
Adjustments for special items:
Net costs for significant litigation	72	—	—	—	32	104
Total special items	72	—	—	—	32	104
Adjusted EBITDA (non-GAAP measure) (c)	$715	$487	$674	$334	$17	$2,227
Adjusted EBITDA margin (non-GAAP measure) (c)	25.1%	22.3%	30.7%	24.0%		25.9%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Year ended December 31, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$11,604	$8,902	$8,421	$5,298	$4	$34,229
Business segment operating income (loss) (measure of segment operating performance)	$1,199	$1,012	$1,815	$994	$1,519	$6,539
Add/(subtract):
Depreciation and amortization	566	410	623	148	84	1,831
Adjustments for special items:
Net costs for significant litigation	1,414	—	—	—	877	2,291
Divestiture costs	—	—	—	—	60	60
Gain on business divestitures	—	—	—	—	(2,724)	(2,724)
Divestiture-related restructuring actions	—	—	—	—	41	41
Russia exit charges	—	—	—	—	109	109
PFAS manufacturing exit costs	—	800	—	—	—	800
Total special items	1,414	800	—	—	(1,637)	577
Adjusted EBITDA (non-GAAP measure) (c)	$3,179	$2,222	$2,438	$1,142	$(34)	$8,947
Adjusted EBITDA margin (non-GAAP measure) (c)	27.4%	25.0%	29.0%	21.5%		26.1%

Adjusted EBITDA (non-GAAP measure) Year ended December 31, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$11,981	$9,262	$8,597	$5,513	$2	$35,355
Business segment operating income (measure of segment operating performance)	$2,466	$1,880	$2,037	$1,162	$(176)	$7,369
Add/(subtract):
Depreciation and amortization	593	419	636	147	120	1,915
Adjustments for special items:
Net costs for significant litigation	249	—	—	—	214	463
Total special items	249	—	—	—	214	$463
Adjusted EBITDA (non-GAAP measure) (c)	$3,308	$2,299	$2,673	$1,309	$158	$9,747
Adjusted EBITDA margin (non-GAAP measure) (c)	27.6%	24.8%	31.1%	23.7%		27.6%
(c)Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense and special items. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Net Debt (non-GAAP measure)	December 31, 2022	December 31, 2021
Total debt	$15,939	$17,363
Less: Cash, cash equivalents and marketable securities	3,916	4,792
Net debt (d)	$12,023	$12,571
(d)Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.
Description of Special Items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos, PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities, external legal fees, and insurance recoveries, along with the associated tax impacts. Prior to initiating voluntary chapter 11 bankruptcy proceedings in July 2022, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters along with non-Aearo respirator mask/asbestos matters were reflected as special items in the Safety and Industrial business segment. During the bankruptcy period, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters are reflected as corporate special items in Corporate and Unallocated. In the fourth quarter of 2022 and 2021, 3M made payments of approximately $226 million and $200 million, respectively, related to net costs for significant litigation. In the full year of 2022 and 2021, 3M made payments of approximately $907 million and $458 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. In the fourth quarter and full year of 2022, 3M made payments of approximately $8 million and $11 million, respectively, associated with divestiture costs.
Gain/loss on sale of businesses divestitures:
•In 2022, 3M recorded a pre-tax gain of $2.7 billion ($2.7 billion after tax) related to the split-off and combination of its Food Safety business with Neogen Corporation. In the fourth quarter and full year of 2022, 3M made payments of approximately $34 million related to closing costs of the transaction that were part of the determination of the gain thereon.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the fourth quarter of 2022 and 2021, 3M made payments of approximately $29 million and $1 million, respectively, associated with divestiture-related restructuring actions. In the full year of 2022 and 2021, 3M made payments of approximately $34 million and $8 million, respectively, associated with divestiture-related restructuring actions.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Russia exit charges:
•In 2022, 3M recorded a charge primarily related to impairment of net assets in Russia in connection with management’s committed exit and disposal plan. In the fourth quarter and full year of 2022, 3M made payments of approximately $1 million and $3 million, respectively, related to Russia exit charges.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the full year of 2022 and 2021, 3M made payments of approximately $68 million and $77 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.
PFAS manufacturing exit costs:
•These costs relate to 3M's December 2022 commitment to a plan to exit PFAS manufacturing by the end of 2025. Charges for the applicable period relate to asset impairments. These charges were reflected within the Transportation and Electronics business segment.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS (e)
(Unaudited)

	Three months ended December 31, 2022
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	1.4%	(2.6)%	2.0%	0.4%
Divestitures	(1.6)	(1.1)	(2.2)	(1.6)
Translation	(0.4)	(9.5)	(10.7)	(5.0)
Total sales change	(0.6)%	(13.2)%	(10.9)%	(6.2)%

	Year ended December 31, 2022
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	2.6%	0.3%	(0.6)%	1.2%
Divestitures	(0.6)	(0.4)	(0.6)	(0.5)
Translation	(0.3)	(6.5)	(9.8)	(3.9)
Total sales change	1.7%	(6.6)%	(11.0)%	(3.2)%

	Three months ended December 31, 2022
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	1.3%	—%	—%	(5.3)%	(4.0)%
Transportation and Electronics	1.4	—	(1.1)	(6.2)	(5.9)
Health Care	1.9	—	(4.1)	(4.5)	(6.7)
Consumer	(5.7)	—	(1.6)	(3.1)	(10.4)
Total Company	0.4	—	(1.6)	(5.0)	(6.2)

	Year ended December 31, 2022
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	1.0%	—%	—%	(4.2)%	(3.2)%
Transportation and Electronics	1.2	—	(0.5)	(4.6)	(3.9)
Health Care	3.2	—	(1.4)	(3.8)	(2.0)
Consumer	(0.9)	—	(0.4)	(2.6)	(3.9)
Total Company	1.2	—	(0.5)	(3.9)	(3.2)
(e)Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2022, the measure of segment operating performance used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) was updated. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Eliminating inclusion of dual credit in measure of segment operating performance
3M business segment operating performance measures were updated to no longer include dual credit to business segments for certain sales and related operating income. Management previously evaluated its business segments based on net sales and operating income performance, including dual credit reporting. 3M reflected additional (“dual”) credit to another business segment when the customer account activity (“sales district”) with respect to the particular product sold to the external customer was provided by a different business segment. For example, privacy screen protection products are primarily sold by the Display Materials and Systems Division within the Transportation and Electronics business segment; however, certain sales districts within the Consumer business segment provide the customer account activity for sales of the product to particular customers. In this example, the non-primary selling segment (Consumer) previously would also have received credit for the associated net sales initiated through its sales district and the related approximate operating income. The offset to the dual credit business segment reporting was reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income in total were unchanged.
Reflecting certain litigation-related costs in the Safety and Industrial segment's operating performance measure
3M's business segment operating performance measure with respect to its Safety and Industrial business segment was updated relative to litigation-related costs for non-Aearo and Aearo respirator respirator mask/asbestos litigation matters. Previously, 3M included these costs, when significant, as a special item within Corporate and Unallocated. 3M changed to include all litigation-related costs associated with respirator mask/asbestos litigation matters (along with other Safety and Industrial matters already included therein, such as those related to Combat Arms Earplugs) within the Safety and Industrial business segment. Note, however, that prospectively during the Aearo chapter 11 bankruptcy period (which began in July 2022) net costs for significant litigation associated with Combat Arms Earplugs and Aearo-respirator mask/asbestos matters are reflected in Corporate and Unallocated.

BUSINESS SEGMENT INFORMATION	Three months ended December 31,		Year ended December 31,
NET SALES
(Millions)	2022	2021	2022	2021
Safety and Industrial	$2,735	$2,848	$11,604	$11,981
Transportation and Electronics	2,055	2,184	8,902	9,262
Health Care	2,042	2,190	8,421	8,597
Consumer	1,246	1,390	5,298	5,513
Corporate and Unallocated	1	—	4	2
Total Company	$8,079	$8,612	$34,229	$35,355

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended December 31,		Year ended December 31,
OPERATING INCOME (LOSS)
(Millions)	2022	2021	2022	2021
Safety and Industrial	$618	$490	$1,199	$2,466
Transportation and Electronics	(434)	376	1,012	1,880
Health Care	421	515	1,815	2,037
Consumer	224	295	994	1,162
Total business segment operating income (loss)	829	1,676	5,020	7,545
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(65)	(32)	(877)	(214)
Divestiture costs	(54)	—	(60)	—
(Gain) loss on business divestitures	—	—	2,724	—
Divestiture-related restructuring actions	—	—	(41)	—
Russia exit charges	—	—	(109)	—
Total corporate special items	(119)	(32)	1,637	(214)
Other corporate expense - net	(78)	(28)	(118)	38
Total Corporate and Unallocated	(197)	(60)	1,519	(176)
Total Company operating income	632	1,616	6,539	7,369

Other expense/(income), net	35	52	147	165
Income before income taxes	$597	$1,564	$6,392	$7,204
Corporate and Unallocated
Corporate and Unallocated operating income includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation associated with Combat Arms Earplugs and Aearo-respirator mask/asbestos matters during the chapter 11 bankruptcy period (which began in July 2022) and with PFAS-related other environmental matters. Corporate special items also include divestiture costs, gain/loss on business divestitures, divestiture-related restructuring costs, and Russia exit costs. Divestiture costs include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from transition supply, manufacturing, and service arrangements with Neogen Corporation following the 2022 split-off of 3M's Food Safety business and with the acquirer of the former Drug Delivery business following its 2020 divestiture. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - NEW OUTLOOK BASIS
(Unaudited)
Beginning in 2023, 3M is changing certain of its non-GAAP measures. As a result, 3M’s 2023 outlook expectations herein reflect measures on that basis. Relevant 2023 non-GAAP measure changes include:
•Adjusting for the results of manufactured PFAS products in arriving at results, adjusted for special items — In the fourth quarter of 2022, 3M included an adjustment for PFAS manufacturing exit costs. The non-GAAP measure change involves expanding the extent of adjustment to include the sales and estimates of income (including exit costs) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025.

The discussion and tables below provides relevant 2023 outlook expectation non-GAAP measures and prior period non-GAAP measure information on this new basis.

	Full Year 2023 Forecast
2023 adjusted earnings per share — new outlook basis (non-GAAP measure)* (f)	$8.50	to	$9.00
2023 adjusted effective tax rate — new outlook basis (non-GAAP measure)* (f)	18%	to	19%

*    3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items. These include special items on a 2023 outlook basis such as net costs for significant litigation; projected divestiture gains; divestiture costs; divestiture-related restructuring; and net sales and estimates of income and associated activity of exited manufactured PFAS products. This is due to limitations in predicting with reasonable certainty items such as the timing and ultimate outcome of significant litigation, certain conditions outside of 3M’s control regarding divestitures, the meaningful amount and timing of costs involved over the duration of an announced segment-sized divestiture, the timing of customer re-sourcing of product as 3M winds down PFAS manufacturing, and numerous other conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in the forecasted outlook guidance it provides until close of a transaction. Information with respect to special items on a 2023 outlook basis for certain relevant historical periods is included herein in this “Supplemental Financial Information Non-GAAP Measures — New Outlook Basis” section.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - NEW OUTLOOK BASIS- (CONTINUED)
(Unaudited)

(Dollars in millions, except per share amounts)	Sales	Sales Change	Income Before Taxes		Provision for Income Taxes	Effective tax rate	Net Income Attributable to 3M	Earnings per Diluted Share
Year ended December 31, 2021 GAAP	$35,355		$7,204		$1,285	17.8%	$5,921	10.12
Adjustments for special items — new outlook basis:
Net costs for significant litigation			$463		$104		$359	$0.61
Manufactured PFAS products	(1,258)		(135)		(29)		(106)	(0.18)
Total special items — new outlook basis	(1,258)		328		75		253	0.43
Year ended December 31, 2021 adjusted amounts — new outlook basis (non-GAAP measures) (f)	$34,097		$7,532		$1,360	18.1%	$6,174	10.55

Year ended December 31, 2022 GAAP	$34,229		$6,392		$612	9.6%	$5,777	10.18
Adjustments for special items — new outlook basis:
Net costs for significant litigation			2,291		476		1,815	3.20
Divestiture costs			60		13		47	0.08
Gain on business divestitures			(2,724)		(39)		(2,685)	(4.73)
Divestiture-related restructuring actions			41		9		32	0.05
Russia exit charges			109		(2)		111	0.20
Manufactured PFAS products	(1,351)		631		121		510	0.90
Total special items — new outlook basis	(1,351)		408	—	578		(170)	(0.30)
Year ended December 31, 2022 adjusted amounts — new outlook basis (non-GAAP measures) (f)	$32,878	(3.6)%	$6,800		$1,190	17.5%	$5,607	9.88
(f)In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides non-GAAP measures that adjust for the impacts of special items as defined on a 2023 outlook basis. Special items on a 2023 outlook basis for the periods presented include the items described in the section entitled “Description of Special Items — New Outlook Basis”. Net sales (and sales change), income before taxes, the effective tax rate, net income, and earnings per share, are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items on a 2023 outlook basis. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing its operations. The Company believes that discussion of results adjusted for special items on a 2023 outlook basis is useful to investors in understanding underlying business performance including in relation to 2023 outlook, while also providing additional transparency to the special items. The determination of these items may not be comparable to similarly titled measures used by other companies.

	Year ended December 31,
Major GAAP Cash Flow Categories (dollars in millions)	2022	2021
Net cash provided by (used in) operating activities	$5,591	$7,454
Net cash provided by (used in) investing activities	(1,046)	(1,317)
Net cash provided by (used in) financing activities	(5,350)	(6,145)

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - NEW OUTLOOK BASIS- (CONTINUED)
(Unaudited)

(Dollars in billions)	Full Year 2023 Forecast
Net cash provided by (used in) operating activities*	$5.8 to $6.3
Adjustments for special items — new outlook basis*	—
Adjusted net cash provided by (used in) Operating activities — new outlook basis*	$5.8 to $6.3
Purchase of property, plant and equipment (PPE)	($1.5 to $1.8)
Manufactured PFAS products impact — removing related purchases of PPE	~$0.2
Adjusted free cash flow — new outlook basis* (g)	$4.2 to $5.0

Net income attributable to 3M*	$4.7 to $5.0
Adjustments for special items — new outlook basis*	—
Adjusted net income attributable to 3M — new outlook basis* (f)	$4.7 to $5.0
Adjusted free cash flow conversion — new outlook basis* (g)	90% to 100%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - NEW OUTLOOK BASIS- (CONTINUED)
(Unaudited)

	Year ended December 31,
Adjusted Free Cash Flow — new outlook basis (non-GAAP measure) (dollars in millions)	2022	2021
Net cash provided by (used in) operating activities	$5,591	$7,454
Adjustments for special items — new outlook basis:
Net costs for significant litigation after-tax payment impacts	716	362
Divestiture costs after-tax payment impacts	8	—
Divestiture gains - closing cost after tax payment impacts	27	—
Divestiture-related restructuring after-tax payment impacts	28	6
Russia exit charges after-tax payment impacts	2	—
TCJA transition tax payment	68	77
Manufactured PFAS products impact	(36)	(166)
Total adjustments for special items — new outlook basis	813	279
Adjusted net cash provided by (used in) operating activities — new outlook basis (g)	6,404	7,733
Purchases of property, plant and equipment (PPE)	(1,749)	(1,603)
Manufactured PFAS products impact — removing related purchases of PPE	175	124
Adjusted free cash flow — new outlook basis (g)	$4,830	$6,254

Net income attributable to 3M	$5,777	$5,921
Adjustments for special items — new outlook basis:
Net costs for significant litigation	1,815	359
Divestiture costs	47	—
(Gain) loss on business divestitures	(2,685)	—
Divestiture-related restructuring actions	32	—
Russia exit charges	111	—
Manufactured PFAS products	510	(106)
Total special items — new outlook basis	(170)	253
Adjusted net income attributable to 3M — new outlook basis (f)	$5,607	$6,174
Adjusted free cash flow conversion — new outlook basis (g)	86%	101%
(g)Adjusted net cash provided by (used in) operating activities, adjusted free cash flow and adjusted free cash flow conversion all on a 2023 outlook basis are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted net cash provided by (used in) operating activities — new outlook basis as net cash provided by operating activities, adjusted for special items on a 2023 outlook basis. The Company defines adjusted free cash flow — new outlook basis as adjusted net cash provided by (used in) operating activities — new outlook basis less purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. Cash payments associated with special items in the determination of adjusted net cash provided by (used in) operating activities — new outlook basis are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion — new outlook basis as adjusted free cash flow — new outlook basis divided by net income attributable to 3M, adjusted for special items on a 2023 outlook basis. Special items on a 2023 outlook basis for the periods presented include the items described in the section entitled “Description of Special Items — New Outlook Basis”. The Company believes adjusted net cash provided by (used in) operating activities, adjusted free cash flow and adjusted free cash flow conversion all on a 2023 outlook basis are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the Company and its ability to generate cash.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - NEW OUTLOOK BASIS- (CONTINUED)
(Unaudited)

	Full-Year 2023 Forecast
Worldwide Sales Change (e)	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company*	(3)% to flat %	—%	(1)%	(2)% to (1)%	(6)% to (2)%
Remove manufactured PFAS products impact*	—%	—%	—%	—%	—%
Adjusted total Company — new outlook basis (non-GAAP measures)* (f)	(3)% to flat %		(1)%	(2)% to (1)%	(6)% to (2)%

	Year ended December 31, 2022
Worldwide Sales Change (e)	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	1.2%	—%	(0.5)%	(3.9)%	(3.2)%
Remove manufactured PFAS products impact	(0.4)%	—%	—%	—%	(0.4)%
Adjusted total Company — new outlook basis (non-GAAP measures) (f)	0.8%		(0.5)%	(3.9)%	(3.6)%

Description of Special Items — New Outlook Basis:
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides relevant non-GAAP measures that adjust for the impacts of special items as defined on a 2023 outlook basis. Relevant special items on a 2023 outlook basis for the periods presented include the items described below. These items align with those included in the section “Supplemental Financial Information — Non-GAAP Measures, Description of Special Items” which is largely repeated below, with the exception of the expansion of the extent of adjustment relative to PFAS manufactured products to include the sales and estimates of income (including exit costs) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025.
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos, PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities, external legal fees, and insurance recoveries, along with the associated tax impacts. Prior to initiating voluntary chapter 11 bankruptcy proceedings in July 2022, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters along with non-Aearo respirator mask/asbestos matters were reflected as special items in the Safety and Industrial business segment. During the bankruptcy period, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters are reflected as corporate special items in Corporate and Unallocated. In 2022 and 2021, 3M made payments of approximately $907 million and $458 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. In the 2022, 3M made payments of approximately $11 million associated with divestiture costs.
Gain/loss on sale of businesses divestitures:
•In 2022, 3M recorded a pre-tax gain of $2.7 billion ($2.7 billion after tax) related to the split-off and combination of its Food Safety business with Neogen Corporation. In 2022, 3M made payments of approximately $34 million related to closing costs of the transaction that were part of the determination of the gain thereon.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - NEW OUTLOOK BASIS- (CONTINUED)
(Unaudited)
of amounts previously allocated to the divested business. In 2022 and 2021, 3M made payments of approximately $34 million and $8 million, respectively, associated with divestiture-related restructuring actions.
Russia exit charges:
•In 2022, 3M recorded a charge primarily related to impairment of net assets in Russia in connection with management’s committed exit and disposal plan. In 2022, 3M made payments of approximately $3 million related to Russia exit charges.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In 2022 and 2021, 3M made payments of approximately $68 million and $77 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components of portion defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, and certain changes in working capital.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news or on Twitter at @3M or @3MNews.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M news center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the news center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as Twitter@3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Media contact:
Tim Post, tpost3@mmm.com